Exhibit 99.1
News Release
For Immediate Release
May 31, 2019
Digirad Corporation Announces Reverse Stock Split
1-for-10 Reverse Stock Split Effective June 4, 2019 for Trading June 5, 2019
SUWANEE, GA – May 31, 2019 - Digirad Corporation (NASDAQ: DRAD) (“Digirad” or “the Company”) today announced a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-10 (the “Reverse Split”) and that it had filed a Certificate of Amendment of the Company’s Restated Certificate of Incorporation in order to effect the Reverse Split. The Reverse Split will be effective after the market closes on June 4, 2019. Beginning with the opening of trading on Wednesday, June 5, 2019, the Company’s common stock will continue to trade on the Nasdaq Global Market ("Nasdaq") under the symbol "DRAD," but will trade on a split-adjusted basis under a new CUSIP number, 253827703. The Certificate of Amendment will also, upon effectiveness on June 4, 2019, reduce the number of authorized shares of common stock under the Company’s Restated Certificate of Incorporation to 30 million shares authorized (the “Share Reduction”).
The stockholders of the Company approved the Reverse Split and the Share Reduction at the Company’s 2019 Annual Meeting of Stockholders held on May 1, 2019. In connection with approving the Reverse Split, the Company’s stockholders granted authority to the Board of Directors of Digirad (the “Board”) to determine, at its discretion, a ratio within the range of 1-for-5 to 1-for-10, at which to effectuate the Reverse Split. The Reverse Split was approved by the Board on March 8, 2019, and the ratio of 1-for-10 was approved by the Board on May 15, 2019. The Reverse Split is expected to enable the Company to meet the NASDAQ Listing Rule that requires a minimum closing bid price of $1.00 per share of the Company’s common stock in order to continue the listing of the common stock on Nasdaq.
As a result of the Reverse Split, every 10 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders and with no change in the par value per share of $0.0001. The Reverse Split will proportionately reduce the number of shares of common stock available for issuance under the Company’s equity incentive plans and proportionately reduce the number of shares of common stock issuable upon the exercise of stock options and upon the release of restricted stock units outstanding immediately prior to the effectiveness of the Reverse Split.
The Reverse Split reduces the number of shares of the Company’s outstanding common stock from approximately 20.3 million pre-Reverse Split shares to approximately 2.0 million post-Reverse Split shares. No fractional shares will be issued as a result of the Reverse Split. Owners of fractional shares outstanding after the Reverse Split will receive one full share of post-Reverse Split shares.
American Stock Transfer and Trust Company LLC (“AST”) is acting as the exchange agent for the Reverse Split.  AST will provide instructions to stockholders regarding the process for exchanging their pre-split stock certificates for post-split stock certificates. Additional information about the Reverse Split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2019, a copy of which is available at www.sec.gov and on the Company’s website.
About Digirad
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.

Forward-Looking Statements & Use of Non-GAAP Measures
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

For more information contact:
Jeffrey E. Eberwein
Chairman of the Board of Directors
203-489-9501
ir@digirad.com